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                                                                January 28, 1997

IFS International, Inc.
185 Jordan Road
Troy, New York

                  Re:      Registration Statement on Form SB-2
                           Under the Securities Act of 1933
                           ------------------------------------

Gentlemen:

         In our capacity as counsel to IFS International, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with the registration statement on Form SB-2, as amended (File No. 333-11653), heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) 1,200,000 shares of Series A Convertible Preferred Stock (the "Firm Stock"), par value $.001 per share (the "Preferred Stock"),
(ii) 1,700,000 Redeemable Series A Convertible Preferred Stock Purchase Warrants (the "Firm Warrants") to purchase an identical number of shares of Preferred Stock (the "Warrants"), (iii) 1,700,000 shares of Preferred Stock issuable upon exercise of the Firm Warrants (the "Warrant Stock"), (iv) 180,000 shares of Preferred Stock (the "Over-Allotment Stock"), (v) 225,000 Warrants (the "Over-Allotment Warrants") to purchase an identical number of shares of Preferred Stock, (vi) 225,000 shares of Preferred Stock issuable upon exercise of the Over-Allotment Warrants (the "Over-Allotment Warrant Stock"), (vii) 290,000 warrants issuable to the underwriter named in the Registration Statement (the "Underwriter's Warrants") to purchase (A) 120,000 shares of Preferred Stock (the "Underwriter's Stock") and (B) 170,000 Warrants (the "Underwriter's Public Warrants") to purchase an identical number of shares of Preferred Stock, (viii) 170,000 shares of Preferred Stock issuable upon exercise of the Underwriter's Public Warrants (the "Underwriter's Warrant Stock"), (ix) 3,625,000 shares of Common Stock (the "Common Shares"), par value $.001 per share (the "Common Stock"), issuable upon conversion of 3,625,000 shares of Preferred Stock and (x) 100,000 shares of Common Stock that have been included in the Registration Statement for the accounts of certain selling stockholders named therein (the "Selling Stockholders' Shares").

         In that connection , we have examined the Certificate of Incorporation of the Company, and the amendments thereto, the By-Laws of the Company, the Registration Statement, corporate


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IFS International, Inc.
January 28, 1997
Page 2

proceedings of the Company relating to the issuance of the Firm Stock, Firm Warrants, Warrant Stock, Over-Allotment Stock, Over-Allotment Warrants, Over-Allotment Warrant Stock, Underwriter's Warrants, Underwriter's Stock, Underwriter's Public Warrants, Underwriter's Warrant Stock, the Common Shares, the Selling Stockholders' Shares, respectively, and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The Firm Stock, Warrant Stock, Over-Allotment Stock, Over-Allotment Warrant Stock, Underwriter's Stock, Underwriter's Warrant Stock and Common Stock have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

         3. The Firm Warrants, Over-Allotment Warrants, Underwriter's Warrants and Underwriter's Public Warrants have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued.

         4. The Selling Stockholder's Shares have been duly and validly authorized and are issued and outstanding, fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                           Very truly yours,

                                           PARKER DURYEE ROSOFF & HAFT

                                           By: /s/ Michael DiGiovanna
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                                                    A Member of the Firm